EXHIBIT 14


          The Securities represented by this certificate have not been registered under the Securities Act of 1933. Such Securities have been acquired for investment and may not be pledged or hypothecated, and may not be sold or transferred, except in compliance with the registration requirements of the Securities Act of 1933, or upon delivery to Alliance Entertainment Corp. of an opinion of counsel to the Securityholder, in form and substance satisfactory to said corporation and its counsel, that registration under such Act is not required.


No. R-1                                                               $

                          ALLIANCE ENTERTAINMENT CORP.

                   6% Exchangeable Note due December 31, 2001

ALLIANCE ENTERTAINMENT CORP., a Delaware corporation, promises to pay to _______

or registered assigns
the principal sum of _____________________________________ Dollars,
on December 31, 2001.

Interest Payment Dates:  March 31, June 30, September 30 and
                         December 31
Record Dates:  March 1, June 1, September 1 and December 1

Additional provisions of this Security are set forth on the reverse side of this Security.

IN WITNESS WHEREOF, ALLIANCE ENTERTAINMENT CORP. has caused this instrument to be duly signed.

                                   ALLIANCE ENTERTAINMENT CORP.

                                   By:___________________________


                                   By:___________________________




Dated:  December ___, 1996

                              [REVERSE OF SECURITY]

                          ALLIANCE ENTERTAINMENT CORP.
                   6% Exchangeable Note due December 31, 2001

            1. Interest. ALLIANCE ENTERTAINMENT CORP., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at 6% per annum from and including the date of issuance of this Security until maturity or exchange. The Company will pay interest on each interest payment date, beginning March 31, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest shall be paid in additional Securities having a principal amount equal in amount to the interest payable, by mailing additional Securities to each Securityholder's address as it appears on the Company's register at least five days prior to each interest payment date or otherwise delivering such Securities so as to be received by such holder on the interest payment date. Interest on principal amount shall be calculated cumulatively at the rate and in the manner prescribed herein from and including the date of issuance of the Security for such principal amount. For purposes of this Section 1, the date on which the Company shall initially issue a Security shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Security shall have been made on the register maintained by or for the Company and regardless of the number of Securities which may be issued to evidence such principal amount (whether by reason of transfer of such principal amount or for any other reason).

            2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the persons who are the registered holders of the Securities at the close of business on the March 1, June 1, September 1 or December 1 next preceding the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal by its check payable in such money. On December 31, 2001 the Company shall pay in cash to the holders of Securities an amount equal to the outstanding principal amount and any accrued interest thereon.

            3. Registrar and Agents. Initially, the Company will act as Registrar, Paying Agent, Exchange Agent and agent for service of notices and demands. The Company may change any
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                                      -3-


Registrar, co-registrar, Paying Agent, Exchange Agent and agent for service of notices and demands without the prior consent of the holders but upon notice to the holders. The Company or any of its Subsidiaries may act as Registrar, co-registrar, Exchange Agent or Paying Agent.

            4. Limitations. The Securities are general unsecured obligations of the Company limited to $10,000,000 principal amount.

            5. Exchange. A holder of a Security may exchange such Security for shares of the Company's Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), at any time before the close of business on the fifth business day prior to December 1, 2001. The exchange price is $100.00 principal amount per share of Series B Preferred Stock. To determine the number of shares issuable upon exchange of a Security, divide the principal amount and accrued interest to be converted by the exchange price in effect on the exchange date and round to the nearest 1/100th share.

            To exchange a Security, a holder must (1) complete and sign the exchange notice on the back of the Security, (2) surrender the Security to the Exchange Agent or Registrar, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Exchange Agent, and (4) pay any transfer or similar tax if required. Except as provided below, no adjustment is to be made on conversion for interest accrued hereon or for dividends on shares of Series B Preferred Stock issued on conversion. Following an election by a holder to exchange Securities, the Company's delivery to the holder of the fixed number of shares of Series B Preferred Stock of the Company into which the Security is exchangeable shall be deemed to satisfy the Company's obligation to pay the principal amount of the Security. The Series B Preferred Stock of the Company so delivered shall be treated as issued in payment of accrued interest first and then of principal. A holder may exchange a portion of a Security if the portion is $1,000 principal amount or an integral multiple thereof. In the event of exchange of this Security in part only, a new Security or Securities for the unexchanged portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

            If the Company is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets, the right to exchange a Security into Series B Preferred Stock may be changed into a right to exchange it into securities, cash or other assets of the Company or another person into which the Series B Preferred Stock was exchanged or converted as a result of such consolidation, merger, transfer or lease.

            No amendment of the certificate of designations with respect to the Series B Preferred Stock shall be made without the consent of holders of a majority in interest of the Securities.

            6. Events of Default. In addition to the failure to pay principal or interest all Events of Default under the Indenture (the "Indenture") of the Company dated July 25, 1995 with respect to the $125,000,000 principal amount of 11-1/4% Senior Subordinated Notes due 2005, as the Indenture was in effect on July 25, 1995, are hereby incorporated by reference and shall be deemed to be events of default under this Security. No subsequent waiver, amendment or modification, or expiration of the Indenture or the 11-1/4% Senior Subordinated Notes shall affect the meaning of "event of default" under this Security.

            7. Acceleration. If an event of default occurs and is continuing, the holders of 25% of the principal amount (the "Requesting Holders") of the Securities then outstanding, by written notice to the Company, may declare all unpaid principal amount, if any, and accrued interest on the Securities, to be immediately due and payable. NOTWITHSTANDING ANY OTHER PROVISION HEREIN, THE RIGHT TO DECLARE PRINCIPAL AND INTEREST IMMEDIATELY DUE PURSUANT TO THIS PARAGRAPH SHALL NOT BE TRANSFERABLE AND NO TRANSFEREE OF THE SECURITIES MAY BE CONSIDERED A REQUESTING HOLDER.

            8. Mandatory Exchange. (a) In the event the Company shall determine that the payment of interest on the principal amount of the Securities would violate any provision of the Indenture, the Company shall provide the holder with written notice accompanied by a certificate of the chief financial officer of the Company satisfactory to the holder to such effect. The Company may then exchange a principal amount of the Securities which the Company reasonably believes is necessary to be in compliance with the Indenture for Series B Preferred Stock having a liquidation value equal to the principal amount of the Securities to be exchanged.

            (b) Upon the good faith request of the Company, which may not exceed $2,000,000 principal amount in the aggregate without the consent of the holders of the securities, a portion of the outstanding Securities shall be exchanged for Series B Preferred Stock (such amount allocated on a pro rata basis among the holders of Securities) in an aggregate amount the Company believes in good faith is necessary to exchange in order to appropriately increase the availability of additional borrowings permitted under Section 5.08(vi) of the Indenture; provided, however, that the Company shall only make such a request to the holders of Securities on or after the date that the condition set forth in Section 3.2(i) of the Purchase Agreement dated as of December 20, 1996 by and among the Company and the Purchasers named therein, has been satisfied by the Company.

            9. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. A holder may register the transfer of or exchange Securities. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law.

            10. Persons Deemed Owners. The registered holder of a Security shall be treated as the owner of it for all purposes.

            11. Unclaimed Money. If money for the payment of principal or interest on any Securities remains unclaimed for two years, any Paying Agent other than the Company will pay the money back to the Company at its request. After that, holders may look only to the Company for payment.

            12. Merger or Consolidation. The Company may not consolidate with, or merge into, or transfer or lease all or substantially all of its assets to, another person unless the person is a corporation and such corporation assumes all the obligations of the Company under the Securities at the time thereof.

            13. Amendment and Waiver. Subject to certain exceptions, the Securities may be amended with the consent to the holders of at least a majority in principal amount of the Securities then outstanding and any existing default in compliance with any provision hereof may be waived with the consent of the holders of a majority in principal amount of the Securities then outstanding. Without the consent of or notice to any Securityholder, the Company may amend the Securities to, among
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                                      -6-


other things, provide for uncertificated Securities, to cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Securityholder.

            14. Successors. When a successor assumes all the obligations of its predecessor under the Securities the predecessor will be released from those obligations.

            15. No Recourse Against Others. No shareholder, director, officer or incorporator, as such, past, present or future, of the Company or any successor corporation shall have any liability for any obligation of the Company under the Securities or for any claim based on, in respect of or by reason of, such obligations or their creation. Each holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

            16. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                                 ASSIGNMENT FORM


If you as the holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to

                      (INSERT ASSIGNEE'S SOCIAL SECURITY OR
                           TAX IDENTIFICATION NUMBER)


                            ________________________
                            ________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)


and irrevocably appoint _______________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:___________________________________________________________________________

Your signature:_________________________________________________________________
                  (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:____________________________________________________________
                    (by national bank, trust company or member firm of national securities exchange or the National Association of Securities Dealers, Inc.)

                              EXCHANGE NOTICE


To exchange this Security into Series B Preferred Stock of the Company, check the box:
                                     ___
                                    /__/

To exchange only part of this Security, state the principal amount to be exchanged (which must be a minimum of $1,000 or any multiple thereof):

                              _____________________

                                 $
                              _____________________

If you want the stock certificate made out in another person's name, fill in the form below:

                    (INSERT OTHER PERSON'S SOCIAL SECURITY OR
                           TAX IDENTIFICATION NUMBER)

                    _________________________________________

                    _________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
         (Print or type other person's name, address and zip code)

________________________________________________________________________________


Date: __________________________________________________________________________

Your signature:_________________________________________________________________
               (Sign exactly as your name appears on the other side of this Security)